UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2019

LIVENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		215-299-6000

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Livent Corporation (the "Company") on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2019 (the "Initial Form 8-K"), the Company announced that Thomas Schneberger, Vice President and Chief Growth Officer of the Company, will leave the Company to pursue other opportunities and resign from all other positions with the Company and its subsidiaries and affiliates, in each case as of the close of business on May 31, 2019 (the "Separation Date"). This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K solely to supplement the Initial Form 8-K and provide information regarding the terms of an agreement between Mr. Schneberger and the Company regarding his employment, which ended on the Separation Date.

In connection with Mr. Schneberger’s departure, on May 31, 2019, Mr. Schneberger and the Company entered into a Separation Agreement and Release (the "Agreement"), whereby he will receive the payments and other benefits described in the Company’s Executive Severance Guidelines for Corporate Officers (the “Severance Guidelines”), which are filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and are incorporated herein by reference, as well as additional vesting of restricted stock units and stock options that were granted upon the Company’s initial public offering (“IPO”) in October 2018. Pursuant to the Agreement and the Guidelines:

a)
The vesting of restricted stock units with respect to 26,471 shares of the Company’s common stock, which were granted to Mr. Schneberger upon the IPO, is accelerated in full, and such vested restricted stock units will be paid in shares at the date specified in the applicable grant agreement; and

b)
Options to purchase 85,715 shares of the Company’s common stock at $17 per share, which were granted to Mr. Schneberger upon the IPO, will continue to vest in accordance with their terms as if Mr. Schneberger continued to be employed by the Company and will remain exercisable for 12 months after vesting (but not beyond the end of the term of the option and not beyond the period allowed under the Livent Corporation Incentive Compensation and Stock Plan).

Pursuant to the Agreement, Mr. Schneberger provided a general release in favor of the Company as a condition of receiving the payments and other benefits specified in the Severance Guidelines and as described above.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Schneberger previously entered into a separate restrictive covenant agreement that binds him to 18-month post-termination covenants with respect to non-competition and non-solicitation of employees and customers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement and Release by and between Thomas Schneberger and Livent Corporation, dated June 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVENT CORPORATION
(Registrant)
June 6, 2019	By:	/s/ Sara Ponessa

Sara Ponessa,
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement and Release by and between Thomas Schneberger and Livent Corporation, dated June 1, 2019.

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